SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by Registrant:                          [ X ]
Filed by a Party other than the Registrant:   [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement        [   ]  Confidential, for Use of
[ X ]  Definitive Proxy Statement                the  Commission  Only (as
[   ]  Definitive Additional Materials           permitted by Rule 14a-6(e)(2))
[   ]  Soliciting Materials Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                            CompX International Inc.
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ X ]    No fee required.

[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) 0-11.

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                  applies:

         2)       Aggregate number of securities to which transaction applies:

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                  computed  pursuant to Exchange Act Rule 0-11 (Set forth amount
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         statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                                [LOGO GOES HERE]

                            COMPX INTERNATIONAL INC.
                              THREE LINCOLN CENTRE
                          5430 LBJ FREEWAY, SUITE 1700
                            DALLAS, TEXAS 75240-2697




                                 March 31, 2003







To Our Stockholders:

         You are cordially invited to attend the 2003 Annual Meeting of Stockholders of CompX International Inc., which will be held on Monday, May 19, 2003, at 1:30 p.m., local time, at CompX's corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

         Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

                                           Sincerely,



                                           /s/ David A. Bowers
                                           David A. Bowers
                                           President and Chief Executive Officer

                            COMPX INTERNATIONAL INC.
                              THREE LINCOLN CENTRE
                          5430 LBJ FREEWAY, SUITE 1700
                            DALLAS, TEXAS 75240-2697

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 19, 2003

To the Stockholders of CompX International Inc.:

         NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders (the "Meeting") of CompX International Inc., a Delaware corporation ("CompX"), will be held on Monday, May 19, 2003, at 1:30 p.m., local time, at CompX's corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas for the following purposes:

         (1) To elect seven directors to serve until the 2004 Annual Meeting of Stockholders and until their successors are duly elected and qualified or their earlier removal, resignation or death; and

         (2) To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

         The board of directors of CompX set the close of business on March 24, 2003 as the record date (the "Record Date") for the Meeting. Only holders of CompX's class A common stock, par value $0.01 per share, and class B common stock, par value $0.01 per share, at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. CompX's stock transfer books will not be closed following the Record Date. A complete list of stockholders entitled to vote at the Meeting will be available for examination during normal business hours by any stockholder of CompX, for purposes related to the Meeting, for a period of ten days prior to the Meeting at the place where CompX will hold the Meeting.

         You are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting in person, please complete, date and sign the accompanying proxy card or voting instruction form and return it promptly in the enclosed envelope to ensure that your shares are represented and voted in accordance with your wishes. You may revoke your proxy by following the procedures set forth in the accompanying proxy statement. If you choose, you may still vote in person at the Meeting even though you previously submitted your proxy.


                                             By Order of the Board of Directors,



                                             /s/ A. Andrew R. Louis
                                             A. Andrew R. Louis, Secretary

Dallas, Texas
March 31, 2003

                            COMPX INTERNATIONAL INC.
                              THREE LINCOLN CENTRE
                          5430 LBJ FREEWAY, SUITE 1700
                            DALLAS, TEXAS 75240-2697

                         ------------------------------

                                 PROXY STATEMENT

                         ------------------------------

                               GENERAL INFORMATION


         This proxy statement and the accompanying proxy card or voting instruction form are being furnished in connection with the solicitation of proxies by and on behalf of the board of directors (the "Board of Directors") of CompX International Inc., a Delaware corporation ("CompX"), for use at the 2003 Annual Meeting of Stockholders of CompX to be held on Monday, May 19, 2003 and at any adjournment or postponement thereof (the "Meeting"). The accompanying Notice of Annual Meeting of Stockholders (the "Notice") sets forth the time, place and purposes of the Meeting. The Notice, this proxy statement, the accompanying proxy card or voting instruction form and CompX's Annual Report to Stockholders, which includes CompX's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the "Annual Report"), are first being mailed to the holders of CompX's class A common stock, par value $0.01 per share ("CompX Class A Common Stock"), and CompX's class B common stock, par value $0.01 per share ("CompX Class B Common Stock" and collectively with the CompX Class A Common Stock, the "CompX Common Stock"), on or about April 9, 2003. CompX's principal executive offices are located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

                  QUORUM, VOTING RIGHTS AND PROXY SOLICITATION

         The record date set by the Board of Directors for the determination of stockholders entitled to notice of and to vote at the Meeting was the close of business on March 24, 2003 (the "Record Date"). As of the Record Date, there were 5,115,780 shares of CompX Class A Common Stock and 10,000,000 shares of CompX Class B Common Stock issued and outstanding. Each share of CompX Class A Common Stock entitles its holder to one vote on all matters to be acted on at the Meeting. Each share of CompX Class B Common Stock entitles its holder to ten votes with respect to the election of directors and one vote on all other matters to be acted on at the Meeting. The presence, in person or by proxy, of the holders of a majority of the votes of CompX Common Stock entitled to vote at the Meeting, counted as a single class, is necessary to constitute a quorum for the conduct of business at the Meeting. Shares of CompX Common Stock that are voted to abstain from any business coming before the Meeting and broker/nominee non-votes will be counted as being in attendance at the Meeting for purposes of determining whether a quorum is present.

         A plurality of the affirmative votes of the CompX Class A and Class B Common Stock, voting together as a single class, represented and entitled to be voted at the Meeting, is necessary to elect each director of CompX. The accompanying proxy card or voting instruction form provides space for a stockholder to withhold authority to vote for any of the nominees of the Board of Directors. Neither shares as to which the authority to vote on the election of directors has been withheld nor broker/nominee non-votes will be counted as affirmative votes to elect director nominees to the Board of Directors. However, since director nominees need only receive the vote of a plurality of the votes represented and entitled to vote at the Meeting, a vote withheld from a particular nominee will not affect the election of such nominee.

         Except as applicable laws may otherwise provide, the approval of any other matter that may properly come before the Meeting will require the affirmative vote of a majority of the votes represented and entitled to vote at the Meeting. Shares of CompX Common Stock that are voted to abstain from any other business coming before the Meeting and broker/nominee non-votes will not be counted as votes for or against any such other matter.

         Unless otherwise specified, the agents designated in the proxy card or voting instruction form will vote the shares represented by a proxy at the Meeting "FOR" the election of the nominees for director of the Board of Directors and, to the extent allowed by the federal securities laws, in the discretion of the agents on any other matter that may properly come before the Meeting.

         Valcor, Inc. ("Valcor") directly holds 100% of the outstanding shares of CompX Class B Common Stock as of the Record Date, which represents approximately 66.2% of the outstanding shares of CompX Class A and B Common Stock combined. Valcor is a wholly owned subsidiary of Valhi, Inc. ("Valhi"), and both are affiliates of Contran Corporation ("Contran"). Valhi directly holds approximately 7.3% of the outstanding shares of CompX Class A Common Stock as of the Record Date (approximately 2.5% of the combined voting power of the CompX Common Stock). Together Valcor and Valhi hold approximately 68.6% of the combined voting power of the CompX Common Stock (approximately 95.5% for the election of directors) as of the Record Date. Both Valhi and Contran are diversified holding companies that Harold C. Simmons may be deemed to control.

         Valcor and Valhi have each indicated their intention to have their shares of CompX Common Stock represented at the Meeting and voted "FOR" the election of each of the nominees for director of the Board of Directors. If Valcor alone attends the Meeting in person or by proxy and votes as indicated, the Meeting will have a quorum present and the stockholders will elect all the nominees for the Board of Directors.

         Computershare Investor Services, L.L.C. or its successor ("Computershare"), the transfer agent and registrar for CompX Class A and Class B Common Stock as of the Record Date, has been appointed by the Board of Directors to ascertain the number of shares represented, receive proxies and ballots, tabulate the vote and serve as inspector of election at the Meeting.

         Each holder of record of CompX Common Stock giving the proxy enclosed with this proxy statement may revoke it at any time prior to the voting at the Meeting by delivering to Computershare a written revocation of the proxy or a duly executed proxy bearing a later date or by voting in person at the Meeting. Attendance by a stockholder at the Meeting will not in itself constitute the revocation of such stockholder's proxy.

         Employees participating in the CompX Contributory Retirement Plan, as amended (the "CompX 401(k) Plan"), who are beneficial owners of CompX Class A Common Stock under such plan may use the enclosed voting instruction form to instruct the plan trustee how to vote the shares held for such employees. The trustee will, subject to the terms of the plan, vote such shares in accordance with such instructions.

         The Board of Directors is making this proxy solicitation. CompX will pay all expenses related to the solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders. In addition to solicitation by mail, directors, officers and regular employees of CompX may solicit proxies by telephone or in person, for which such persons will receive no additional compensation. CompX has retained Georgeson Shareholder Communications, Inc. to aid in the distribution of this proxy statement and related materials at a cost CompX estimates at $1,400. Upon request, CompX will reimburse banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of CompX Class A Common Stock that such entities hold of record.

                              ELECTION OF DIRECTORS

         The bylaws of CompX provide that the Board of Directors shall consist of one or more members as determined by the Board of Directors or the stockholders. The Board of Directors has currently set the number of directors at seven. The directors elected at the Meeting will hold office until the 2004 Annual Meeting of Stockholders and until their successors are duly elected and qualified or their earlier removal, resignation or death.

         All of the nominees are currently directors of CompX whose terms will expire at the Meeting. All of the nominees have agreed to serve if elected. If any nominee is not available for election at the Meeting, a proxy will be voted "FOR" an alternate nominee to be selected by the Board of Directors, unless the stockholder executing such proxy withholds authority to vote for such nominee. The Board of Directors believes that all of its present nominees will be available for election at the Meeting and will serve if elected.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE
                        FOLLOWING NOMINEES FOR DIRECTOR.

         Nominees  for  Director.   The  respective  nominees  for  election  as
directors of CompX for terms expiring at the 2004 Annual Meeting of Stockholders have provided the following information.

         Paul M. Bass, Jr., age 67, has been a director of CompX since 1997 and is a member of CompX's audit committee and chairman of CompX's management development and compensation committee (the "MD&C Committee"). Mr. Bass also serves as a director of Contran's less-than-majority-owned affiliate, Keystone Consolidated Industries, Inc. ("Keystone"), a steel fabricated wire products, industrial wire and carbon steel rod company. From prior to 1998, Mr. Bass has served as vice chairman of First Southwest Company, a privately owned investment banking firm. Mr. Bass is also chairman of the board of MACC Private Equities Inc. Mr. Bass is currently serving as chairman of the board of trustees of the Southwestern Medical Foundation.

         David A. Bowers, age 65, has served as CompX's chief executive officer since December 2002 and as CompX's president since June 2002. He has also served as CompX's vice chairman of the board since December 2000 and as a director of CompX since 1993. Mr. Bowers has continuously served in various executive officer positions for CompX or its predecessors since prior to 1998. Mr. Bowers has been employed by CompX and its predecessors since 1960 in various sales, marketing and executive positions, having been named president of CompX's security products and related businesses in 1979. Mr. Bowers is a trustee and chairman of the board of Monmouth College, Monmouth, Illinois.

         Keith R. Coogan, age 50, has served as a director of CompX and a member of CompX's audit committee since December 2002. Mr. Coogan is chief executive officer of Software Spectrum, Inc., a global business-to-business software services provider that is currently a wholly owned subsidiary of Level 3 Communications, but from 1991 to June 2002 was a publicly traded corporation. From 1990 to October 2002, he served in various other executive officer positions of Software Spectrum, including vice president of finance and operations and chief operating officer.

         Edward J. Hardin, age 60, has served as a director of CompX since 1997 and is chairman of CompX's audit committee. Mr. Hardin also serves as a director of Valhi. Mr. Hardin has been a partner of the law firm of Rogers & Hardin LLP since its formation in 1976. Mr. Hardin serves as a director of Westrup, Inc., a manufacturer of seed processing machinery.

         Ann Manix, age 50, has served as a director of CompX since June 1998 and is a member of CompX's audit committee and the MD&C Committee. Ms. Manix also serves as a director of Valhi's majority owned subsidiary, NL Industries, Inc. ("NL"), a titanium dioxide pigments company. Since prior to 1998, Ms. Manix has served as a managing partner of Ducker Research Corporation, a privately held industrial research firm.

         Glenn R. Simmons, age 75, has served as chairman of the board of CompX since October 2000 and director of CompX since 1993. From October 2000 to December 2000, Mr. Simmons served as chief executive officer of CompX. From 1993 to 1998, Mr. Simmons also served as chairman of the board of CompX. Mr. Simmons has been vice chairman of the board of Valhi and Contran since prior to 1998. Mr. Simmons also serves as chairman of the board of Keystone and as a director of NL and Titanium Metals Corporation ("TIMET"), a company engaged in the titanium metals industry that is affiliated with Valhi. Mr. Simmons has been an executive officer or director of various companies related to Contran since 1969. Mr. Simmons is the brother of Harold C. Simmons. See footnote (4) to the "Security Ownership--Ownership of CompX" table below for a description of certain entities that Harold C. Simmons may be deemed to control, including, Contran, Valhi and CompX.

         Steven L. Watson, age 52, has served as a director of CompX since 2000. Mr. Watson has been chief executive officer of Valhi since August 2002 and president and a director of Valhi and Contran since 1998. Mr. Watson also serves as a director of Keystone, NL and TIMET. From prior to 1998, Mr. Watson served as vice president and secretary of Valhi and Contran. Mr. Watson also served as vice president and secretary of CompX from 1993 to 1998. Mr. Watson has served as an executive officer and/or director of various companies related to Valhi and Contran since 1980.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held four meetings and took action by written consent in lieu of a meeting on three occasions in 2002. Each of the directors participated in at least 75% of all of the 2002 meetings of the Board of Directors and its committees on which the director served at the time.

         The Board of Directors has established and delegated authority to the following two standing committees.

                  Audit Committee. The audit committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the financial accounting and reporting practices of CompX. The audit committee's primary responsibilities are to serve as an independent and objective party to review CompX's auditing, accounting and financial reporting processes. For further information on the role of the audit committee, see "Independent Auditor Matters--Audit Committee Report." The current members of the audit committee are Edward J. Hardin (chairman), Paul M. Bass, Jr., Keith R. Coogan and Ann Manix. The audit committee held seven meetings and took action by written consent in lieu of a meeting on one occasion in 2002.

                  Management Development and Compensation Committee. The principal responsibilities of the MD&C Committee are to review and approve certain matters involving executive compensation; to take action or to review and approve certain matters regarding CompX's employee benefit plans or programs; to administer and grant awards under the CompX International Inc. Long-Term Incentive Plan (the "1997 Plan"); to approve certain annual incentive compensation awards; and to review and administer such other compensation matters as the Board of Directors may direct from time to time. For further information on the role of the MD&C Committee, see "Compensation Committee's Report On Executive Compensation." The current members of the MD&C Committee are Paul M. Bass, Jr. (chairman) and Ann Manix. The MD&C Committee held two meetings in 2002 and took action by written consent in lieu of a meeting on four occasions.

         The Board of Directors does not have a nominating committee or any committee performing a similar function. All matters that would be considered by such a committee are acted upon by the full Board of Directors. See "Stockholder Proposals for the 2004 Annual Meeting" for a description of the procedures for stockholder nominations of directors.

         The Board of Directors is expected to elect the members of the standing committees at the Board of Directors annual meeting immediately following the Meeting. The Board of Directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities.

                               EXECUTIVE OFFICERS

         Set forth below is certain information relating to the current executive officers of CompX. Each executive officer serves at the pleasure of the Board of Directors. Biographical information with respect to Glenn R. Simmons and David A. Bowers is set forth under "Election of Directors--Nominees for Director."

            Name                   Age                  Position(s)
----------------------------     ------  ----------------------------------------------------------------
Glenn R. Simmons............       75    Chairman of the Board
David A. Bowers.............       65    Vice Chairman of the Board, President and Chief Executive Officer
Darryl R. Halbert...........       38    Vice President, Chief Financial Officer and Controller
Scott C. James..............       37    Vice President

         Darryl R. Halbert has served as CompX's chief financial officer since December 2002 and as vice president and controller of CompX since August 2001. From 1999 to 2001, Mr. Halbert served as chief operating officer, chief financial officer and secretary of Image2Web, Inc., a subsidiary of Micrografx, Inc. ("Micrografx"). From prior 1999, Mr. Halbert served various positions with Micrografx, including vice president of finance, chief accounting officer and corporate controller.

         Scott C. James has served as vice president of CompX since May 2002 and president of CompX Security Products Inc., a wholly owned subsidiary of CompX, since August 2002. Since 1992, Mr. James has served in various sales, marketing and executive positions with CompX's security products operations.

                               SECURITY OWNERSHIP

         Ownership of CompX. The following table and footnotes set forth as of the Record Date the beneficial ownership, as defined by regulations of the Securities and Exchange Commission (the "SEC"), of CompX Class A and Class B Common Stock held by each person or group of persons known to CompX to own beneficially more than 5% of the outstanding shares of CompX Class A or Class B Common Stock, each director of CompX, each current or former executive officer of CompX named in the Summary Compensation Table below (a "named executive officer") and all current directors and executive officers of CompX as a group. See footnote (4) below for information concerning individuals and entities that may be deemed to own indirectly and beneficially those shares of CompX Common Stock that Valcor and Valhi directly hold. All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons.

                                                                                                          CompX Class
                                                                                                          A and Class
                                                                                                           B Common
                                       CompX Class A Common Stock         CompX Class B Common Stock        Stock
                                   ----------------------------------  --------------------------------    Combined
                                    Amount and Nature of    Percent     Amount and Nature                 Percent of
                                         Beneficial         of Class      of Beneficial       Percent       Class
Beneficial Owner                         Ownership (1)       (1)(2)        Ownership (1)      of Class      (1)(2)
----------------                   -----------------------  ---------  --------------------  ----------  ------------

Valcor, Inc. (3)..............            -0-  (4)             -0-      10,000,000  (4)         100%          66.2%
Valhi, Inc. (3)...............        374,000  (4)              7.3%           -0-  (4)          -0-           2.5%
                                   ----------               -------    -----------           -------      --------
                                      374,000  (4)             7.3%     10,000,000  (4)         100%          68.6%

T. Rowe Price Associates, Inc.        929,600  (5)            18.2%            -0-               -0-           6.1%
Rutabaga Capital Management...        771,210  (6)            15.1%            -0-               -0-           5.1%
Salomon Smith Barney Holdings
   Inc........................        733,535  (7)            14.3%            -0-               -0-           4.9%
Dalton, Greiner, Hartman, Maher
   & Co.......................        484,600  (8)             9.5%            -0-               -0-           3.2%
MassMutual Institutional Funds
   - MassMutual Small Cap Value
   Equity Fund................        446,300  (9)             8.7%            -0-               -0-           3.0%
Royce & Associates, LLC.......        316,100  (10)            6.2%            -0-               -0-           2.1%

Paul M. Bass, Jr..............          7,000  (4)(11)          *              -0-               -0-            *
David A. Bowers...............         82,000  (4)(11)         1.6%            -0-               -0-            *
Keith R. Coogan...............            -0-                   -0-            -0-               -0-           -0-
Edward J. Hardin..............         10,500  (4)(11)          *              -0-               -0-            *
Ann Manix.....................          6,000  (11)             *              -0-               -0-            *
Glenn R. Simmons..............         63,000  (4)(11)         1.2%            -0-               -0-            *
Steven L. Watson..............         14,900  (4)(11)          *              -0-               -0-            *
Darryl R. Halbert.............          2,000  (11)             *              -0-               -0-            *
Scott C. James................         19,653  (11)             *              -0-               -0-            *
Brent A. Hagenbuch............            -0-                   -0-            -0-               -0-           -0-
Stuart M. Bitting.............            -0-                   -0-            -0-               -0-           -0-
Wouter J. Dammers.............            -0-                   -0-            -0-               -0-           -0-
All current directors and
   executive officers of CompX
   as a group (9 persons) ....        205,053  (4)(11)         3.9%            -0-               -0-          1.3%

--------------------
*        Less than 1%.

(1) Except as otherwise noted, the listed entities, individuals and group have sole investment power and sole voting power as to all shares of CompX Common Stock set forth opposite their names. The number of shares and percentage of ownership of CompX Common Stock for each person or group assumes the exercise by such person or group (exclusive of the exercise by others) of stock options that such person or group may exercise within 60 days subsequent to the Record Date.

(2) The percentages are based on 5,115,780 shares of CompX Class A Common Stock outstanding as of the Record Date.

(3) The business address of Valcor and Valhi is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

(4) Valhi is the direct holder of 100% of the outstanding common stock of Valcor. As a result, as of the Record Date, Valhi holds, directly and indirectly through Valcor, approximately 68.6% of the combined voting power of the CompX Common Stock (approximately 95.5% for the election of directors). In certain instances, shares of CompX Class B Common Stock are automatically convertible into shares of CompX Class A Common Stock.

         Valhi Group, Inc. ("VGI"), National City Lines, Inc. ("National") and Contran are the direct holders of approximately 77.6%, 9.1% and 2.8%, respectively, of the outstanding shares of common stock, par value $0.01 per share, of Valhi ("Valhi Common Stock"). National, NOA, Inc. ("NOA") and Dixie Holding Company ("Dixie Holding") are the direct holders of approximately 73.3%, 11.4% and 15.3%, respectively, of the outstanding common stock of VGI. Contran and NOA are the direct holders of approximately 85.7% and 14.3%, respectively, of the outstanding common stock of National. Contran and Southwest Louisiana Land Company, Inc. ("Southwest") are the direct holders of approximately 49.9% and 50.1%, respectively, of the outstanding common stock of NOA. Dixie Rice Agricultural Corporation, Inc. ("Dixie Rice") is the direct holder of 100% of the outstanding common stock of Dixie Holding. Contran is the holder of 100% of the outstanding common stock of Dixie Rice and approximately 88.9% of the outstanding common stock of Southwest. Substantially all of Contran's outstanding voting stock is held by trusts established for the benefit of certain children and grandchildren of Harold C. Simmons (the "Trusts"), of which Mr. Simmons is the sole trustee. As sole trustee of the Trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by the Trusts. Mr. Simmons, however, disclaims beneficial ownership of any Contran shares that the Trusts hold.

         Harold C. Simmons is the chairman of the board of Valcor, Valhi, VGI, National, NOA, Dixie Holding, Dixie Rice, Southwest and Contran. By virtue of the holding of the offices, the stock ownership and his services as trustee, all as described above, Mr. Simmons may be deemed to control certain of such entities, and Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of the shares of CompX Common Stock directly held by Valcor or Valhi. Mr. Simmons, however, disclaims beneficial ownership of the shares of CompX Common Stock beneficially owned, directly or indirectly, by any of such entities.

         Harold C. Simmons' spouse is the direct beneficial owner of 20,000 shares of CompX Class A Common Stock, or approximately 0.4% of the outstanding CompX Class A Common Stock. Mr. Simmons may be deemed to share indirect beneficial ownership of such shares. Mr. Simmons disclaims all such beneficial ownership.

         Edward J. Hardin is a director of Valhi and Glenn R. Simmons and Steven
         L. Watson are directors and executive officers of Valhi and Contran. Mr. Hardin disclaims beneficial ownership of any shares of CompX Common Stock directly or indirectly held by Valhi or any of its subsidiaries. Messrs. Glenn Simmons and Watson disclaim beneficial ownership of any shares of CompX Common Stock directly or indirectly held by Contran, Valhi or any of their subsidiaries.

         The Harold Simmons Foundation, Inc. (the "Foundation") directly holds approximately 1.3% of the outstanding shares of Valhi Common Stock. The Foundation is a tax-exempt foundation organized for charitable purposes. Harold C. Simmons is the chairman of the board of the Foundation and may be deemed to control the Foundation. Mr. Simmons, however, disclaims beneficial ownership of any shares of Valhi Common Stock the Foundation holds.

         The Contran Deferred Compensation Trust No. 2 (the "CDCT No. 2") directly holds approximately 0.4% of the outstanding shares of Valhi Common Stock. U.S. Bank National Association serves as trustee of the CDCT No. 2. Contran established the CDCT No. 2 as an irrevocable "rabbi trust" to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons. If the CDCT No. 2 assets are insufficient to satisfy such obligations, Contran must satisfy the balance of such obligations. Pursuant to the terms of the CDCT No. 2, Contran retains the power to vote the shares held by the CDCT No. 2, retains dispositive power over such shares and may be deemed the indirect beneficial owner of such shares. Mr. Simmons, however, disclaims such beneficial ownership of the shares beneficially owned, directly or indirectly, by the CDCT No. 2, except to the extent of his interest as a beneficiary of the CDCT No. 2.

         The Combined Master Retirement Trust (the "Master Trust") holds approximately 0.1% of the outstanding shares of Valhi Common Stock. Valhi established the Master Trust to permit the collective investment by master trusts that maintain the assets of certain employee benefit plans Valhi and related companies adopt. Harold C. Simmons is the sole trustee of the Master Trust and a member of the trust investment committee for the Master Trust. Paul M. Bass, Jr. is also a member of the trust investment committee for the Master Trust. Valhi's board of directors selects the trustee and members of the trust investment committee for the Master Trust. Harold C. Simmons, Glenn R. Simmons and Steven L. Watson are members of Valhi's board of directors and along with David A. Bowers are participants in one or more of the employee benefit plans that invest through the Master Trust. Each of such persons disclaims beneficial ownership of the shares the Master Trust holds, except to the extent of his individual vested beneficial interest, if any, in the assets the Master Trust holds.

         Valmont Insurance Company ("Valmont"), NL and a subsidiary of NL directly hold 1,000,000, 3,522,967 and 1,186,200 shares, respectively, of Valhi Common Stock. Valmont is a wholly owned subsidiary of Valhi. NL is a majority-owned subsidiary of Valhi. Pursuant to Delaware corporate law, for purposes of calculating the percentage ownership of the outstanding shares of Valhi Common Stock as of the Record Date, Valhi treats the shares that Valmont, NL and NL's subsidiary directly hold as treasury stock for voting purposes.

         The business address of VGI, National, NOA, Dixie Holding, the Foundation, the Master Trust and Contran is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. The business address of Dixie Rice is 600 Pasquiere Street, Gueydan, Louisiana 70542. The business address of Southwest is 402 Canal Street, Houma, Louisiana 70360.

(5) Based on Amendment No. 5 to Schedule 13G dated February 14, 2003 T. Rowe Price Associates, Inc. ("T. Rowe Price"), the T. Rowe Price Small-Cap Stock Fund, Inc. ("T. Rowe Small-Cap Stock Fund") and the T. Rowe Price Small-Cap Value Fund, Inc. ("T. Rowe Small-Cap Value Fund") filed with the SEC. Various individuals and institutional investors for which T. Rowe Price is an investment advisor own these shares. T. Rowe Price has sole dispositive power over all of these shares and sole voting power over 64,500 of these shares. T. Rowe Small-Cap Stock Fund, an investment company sponsored by T. Rowe Price, has sole voting power over 406,700 of these shares. T. Rowe Small-Cap Value Fund, an investment company sponsored by T. Rowe Price, has sole voting power over 416,800 of these shares. T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of these securities. The address of
         T. Rowe Price, the T. Rowe Small-Cap Stock Fund and the T. Rowe Small-Cap Value Fund is 100 E. Pratt Street, Baltimore, Maryland 21202.

(6) Based on Amendment No. 2 to Schedule 13G dated February 19, 2003 Rutabaga Capital Management ("Rutabaga") filed with the SEC. Rutabaga is an investment advisor that has sole dispositive power over all of these shares, sole voting power over 711,210 of these shares and shared voting power over 60,000 of these shares. The address of Rutabaga is 64 Broad Street, Boston, Massachusetts 02109.

(7) Based on Amendment No. 3 to Schedule 13G dated February 6, 2003 Smith Barney Fund Management LLC ("SBFM"), Salomon Smith Barney Holdings Inc. ("SSB") and Citigroup Inc. ("Citigroup") filed with the SEC. Citigroup is the sole stockholder of SSB and SSB is the sole stockholder of SBFM. SBFM has shared voting and dispositive power over 703,060 of these shares. SSB and Citigroup have shared voting and dispositive power over all of these shares. The address of SBFM is 333 West 34th Street, New York, New York 10001. The address of SSB is 388 Greenwich Street, New York, New York 10013. The address of Citigroup is 399 Park Avenue, New York, New York 10043.

(8) Based on Amendment No. 4 to Schedule 13G dated January 27, 2003 Dalton, Greiner, Hartman, Maher & Co. ("Dalton Greiner") filed with the SEC. Dalton Greiner has sole voting power over 476,058 of these shares and sole dispositive power over all of these shares. The address of Dalton Greiner is 1100 Fifth Avenue South, Suite 301, Naples, Florida 34102.

(9) Based on Amendment No. 1 to Schedule 13G dated February 7, 2000 MassMutual Institutional Funds - MassMutual Small Cap Value Equity Fund ("MassMutual") filed with the SEC. These shares represent shares that the MassMutual Institutional Funds own for which Massachusetts Mutual Life Insurance Company is an investment advisor. The address of MassMutual is 1295 State Street, Springfield, Massachusetts 01111.

(10) Based on a Schedule 13G dated February 4, 2003 Royce & Associates, LLC ("Royce") filed with the SEC. The address of Royce is 1414 Avenue of the Americas, New York, New York 10019.

(11) The shares of CompX Class A Common Stock shown as beneficially owned by such person include the following number of shares such person has the right to acquire upon the exercise of stock options granted pursuant to the 1997 Plan that such person may exercise within 60 days subsequent to the Record Date:

                                                                                     Shares of CompX Class A Common
                                                                                         Stock Issuable Upon the
                                                                                        Exercise of Stock Options
                                 Name of Beneficial Owner                                On or Before May 17, 2003
         -----------------------------------------------------------------------     -----------------------------
         Paul M. Bass, Jr.......................................................                  5,000
         David A. Bowers........................................................                 58,000
         Edward J. Hardin.......................................................                  5,000
         Ann Manix..............................................................                  4,000
         Glenn R. Simmons.......................................................                 54,000
         Steven L. Watson.......................................................                 12,400
         Darryl R. Halbert......................................................                  2,000
         Scott C. James.........................................................                 18,600

         CompX understands that Contran and related entities may acquire or dispose of shares of CompX Common Stock through open-market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of CompX Class A Common Stock in the market, an assessment of the business of and prospects for CompX, financial and stock market conditions and other factors deemed relevant by such entities. CompX may similarly consider acquisitions of shares of CompX Class A Common Stock and acquisitions or dispositions of securities issued by related entities.

         Ownership of Valhi and its Parents. The following table and footnotes set forth the beneficial ownership, as of the Record Date, of the Valhi Common Stock held by each director of CompX, each named executive officer and all current directors and executive officers of CompX as a group. All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons.

                                                                                       Valhi Common Stock
                                                                           ----------------------------------------
                                                                              Amount and Nature of      Percent of
Name of Beneficial Owner                                                     Beneficial Ownership (1)  Class (1)(2)
------------------------                                                   -------------------------- -------------

Paul M. Bass, Jr.........................................................            500 (3)                 *
David A. Bowers..........................................................            -0- (3)                -0-
Keith R. Coogan..........................................................            -0-                    -0-
Edward J. Hardin.........................................................         10,000 (3)(4)              *
Ann Manix................................................................            -0-                    -0-
Glenn R. Simmons.........................................................        161,247 (3)(4)(5)           *
Steven L. Watson.........................................................        180,546 (3)(4)              *
Darryl R. Halbert........................................................            -0-                    -0-
Scott C. James...........................................................            -0-                    -0-
Brent A. Hagenbuch.......................................................            -0-                    -0-
Stuart M. Bitting........................................................            -0-                    -0-
Wouter J. Dammers........................................................            -0-                    -0-
All current directors and executive officers of CompX as a group
   (9 persons).....................................................              352,293 (3)(4)(5)           *

--------------------
*        Less than 1%.

(1) Except as otherwise noted, the listed individuals and group have sole investment power and sole voting power as to all shares of Valhi Common Stock set forth opposite their names. The number of shares and percentage of ownership of Valhi Common Stock for each person or group assumes the exercise by such person or group (exclusive of the exercise by others) of stock options that such person or group may exercise within 60 days subsequent to the Record Date.

(2) The percentages are based on 119,440,078 shares of Valhi Common Stock outstanding as of the Record Date. For purposes of calculating the outstanding shares of Valhi Common Stock as of the Record Date, 1,000,000, 3,522,967 and 1,186,200 shares of Valhi Common Stock held by Valmont, NL and a subsidiary of NL, respectively, are excluded from the amount of Valhi Common Stock outstanding. Pursuant to Delaware corporate law, Valhi treats these excluded shares held by these majority owned subsidiaries as treasury stock for voting purposes.

(3) Excludes certain shares that such individual may be deemed to indirectly and beneficially own as to which such individual disclaims beneficial ownership. See footnote (4) to the "Ownership of CompX" table.

(4) The shares of Valhi Common Stock shown as beneficially owned by such person include the following number of shares such person has the right to acquire upon the exercise of stock options Valhi granted pursuant to its stock option plans that such person may exercise within 60 days subsequent to the Record Date:

                                                                                       Shares of Valhi Common Stock
                                                                                        Issuable Upon the Exercise
                                                                                             of Stock Options
                                   Name of Beneficial Owner                               On or Before May 17, 2003
         ---------------------------------------------------------------------------   ----------------------------
         Edward J. Hardin..........................................................                 6,000
         Glenn R. Simmons..........................................................               148,000
         Steven L. Watson..........................................................               163,300

(5)      The shares of Valhi Common Stock shown as  beneficially  owned by Glenn
         R. Simmons include 800 shares his wife holds in her retirement account, with respect to which shares he disclaims beneficial ownership.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
                              AND OTHER INFORMATION

         Compensation of Directors. During 2002, directors of CompX who were not also employees of CompX received an annual retainer of $15,000 paid in quarterly installments, plus a fee of $1,000 per day for attendance at meetings and at a daily rate ($125 per hour) for other services rendered on behalf of the Board of Directors and/or committees thereof. In addition, directors who were members of the audit committee or MD&C Committee received an annual retainer of $1,000, paid in quarterly installments, for each committee on which they served. CompX also reimbursed its nonemployee directors for reasonable expenses incurred in attending meetings and in the performance of other services rendered on behalf of the Board of Directors and/or its committees. CompX's directors who received director fees during 2002 were Paul M. Bass, Jr., Keith R. Coogan, Edward J. Hardin, Ann Manix, Glenn R. Simmons and Steven L. Watson.

         CompX's nonemployee directors also receive an annual grant of 500 shares of CompX Class A Common Stock and stock options exercisable for 2,000 shares of CompX Class A Common Stock on the day of the annual meeting of stockholders. The stock options have an exercise price equal to the closing sales price of CompX Class A Common Stock on the date of grant, a term of 10 years and vest 20% over each of the first five anniversaries of the date of grant. CompX's directors who received annual stock and stock option grants on May 14, 2002 were Paul M. Bass, Jr., Edward J. Hardin, Ann Manix, Glenn R. Simmons and Steven L. Watson.

         CompX and Contran are parties to an intercorporate services agreement (the "Contran ISA") pursuant to which Contran provided certain services to CompX during 2002, including services that Steven L. Watson rendered to CompX. See "Certain Relationships and Transactions--Intercorporate Services Agreement and Rent."

         Summary of Cash and Certain Other Compensation of Executive Officers. The Summary Compensation Table set forth below provides information concerning annual and long-term compensation paid or accrued by CompX and its subsidiaries for services rendered to CompX and its subsidiaries during 2002, 2001 and 2000 by CompX's chief executive officer, each of CompX's two other most highly compensated executive officers whose total salary and bonus in 2002 exceeded $100,000 and were executive officers on December 31, 2002 and three former executive officers whose total salary in 2002 exceeded $100,000 and who were executive officers during a part of 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                       Long-Term
                                                                                    Compensation (1)
                                                                                    ----------------
                                                                                         Awards
                                         Annual Compensation Shares                 ----------------
                            ------------------------------------------------------       Shares
         Name and                                                 Other Annual        Underlying        All Other
    Principal Position       Year      Salary        Bonus       Compensation (2)      Options (#)     Compensation
--------------------------  ------ ------------- -------------- ------------------ ------------------ --------------
David A. Bowers...........   2002  $ 258,750     $  80,000      $        -0-               -0-        $ 21,281 (3)
Vice Chairman of the Board,  2001    248,079        25,000               -0-            30,000          16,668 (3)
   President and Chief       2000    200,044        60,000               -0-            25,000          22,894 (3)
   Executive Officer

Darryl R. Halbert (4).....   2002    136,930        60,000               -0-               -0-           5,335 (3)
Vice President, Chief        2001     40,868        20,000               -0-            10,000             -0-
   Financial Officer and
   Controller

Scott C. James (5)........   2002    151,175        60,000               -0-               -0-          21,187 (3)
Vice President

Brent A. Hagenbuch (6)....   2002    197,048           -0-               -0-               -0-         131,395 (3)
Former President and Chief   2001    288,500       100,000               -0-            50,000             -0-
   Executive Officer

Stuart M. Bitting (7).....   2002    155,728           -0-               -0-               -0-         126,111 (3)
Former Vice President,       2001    180,024        50,000               -0-            25,000             -0-
   Chief Financial Officer
   And Treasurer

Wouter J. Dammers (8).....   2002    185,373 (8)    11,636 (8)        63,136 (8)(9)        -0-             173 (8)(10)
Former Vice President        2001    150,407 (8)       -0- (8)       134,447 (8)(9)     20,000             146 (8)(10)
                             2000    134,454 (8)    34,139 (8)        46,566 (8)(9)        -0-             151 (8)(10)

--------------------

(1) No shares of restricted stock were granted to the named executive officers nor payouts made to the named executive officers pursuant to long-term incentive plans during the last three years. Therefore, the columns for such compensation have been omitted.

(2) An amount for other annual compensation is disclosed only if the amount for other annual compensation exceeds the level required for reporting pursuant to SEC rules.

(3) All other compensation for 2002, 2001, and 2000 for Messrs. Bowers, Halbert, James, Hagenbuch and Bitting consisted of CompX's matching contributions to certain of their accounts under the CompX 401(k) Plan, CompX's contributions to certain of their accounts under the CompX Capital Accumulation Pension Plan, a defined contribution plan (the "CAP Plan"), and for 2002 for Messrs. Hagenbuch and Bitting certain severance payments relating to their resignations, as follows:

                                                          Employer's
                                                         CompX 401(k)     Employer's
                                                         Plan Matching     CAP Plan     Severance
                 Named Executive Officer         Year    Contributions   Contributions   Payment         Total
          ----------------------------------    -----   --------------   ------------- ------------  ---------------
          David A. Bowers....................   2002    $   8,889      $  12,392     $      -0-     $    21,281
                                                2001        7,194          9,474            -0-          16,668
                                                2000        7,053         15,841            -0-          22,894

          Darryl R. Halbert..................   2002        2,644          2,691            -0-           5,335
                                                2001          -0-            -0-            -0-             -0-

          Scott C. James.....................   2002        8,795         12,392            -0-          21,187

          Brent A. Hagenbuch.................   2002          -0-            -0-        131,395 (a)     131,395
                                                2001          -0-            -0-            -0-             -0-

          Stuart M. Bitting..................   2002          -0-            -0-        126,111 (b)     126,111
                                                2001          -0-            -0-            -0-             -0-

         (a) Pursuant to an Agreement and General Release dated June 18, 2002, Mr. Hagenbuch agreed to a general release of CompX, among other things, and CompX agreed to continue his employment until December 27, 2002 unless he terminated his employment earlier. If Mr. Hagenbuch terminated his employment prior to December 27, 2002, CompX agreed to pay him a lump sum severance of his unpaid salary as if he had been employed through December 27, 2002. On July 5, 2002, Mr. Hagenbuch terminated his employment with CompX and subsequently received a lump-sum severance of $125,395. In addition to the severance, CompX paid $6,000 on his behalf to an outplacement service. This description of Mr. Hagenbuch's Agreement and General Release is qualified in its entirety by the actual terms of the agreement CompX filed as Exhibit 10.12 to its Annual Report on Form 10-K for the Year Ended December 31, 2002.

         (b) Pursuant to an Agreement and General Release dated July 16, 2002, Mr. Bitting agreed that his employment with CompX would terminate no later than July 31, 2002 and to a general release of CompX, among other things. In return, CompX agreed, among other things, to pay Mr. Bitting, upon certain conditions being satisfied, a lump-sum severance of $126,111 and to pay for his health benefits through January 31, 2003. Shortly after Mr. Bitting's resignation, he received his lump-sum severance. This description of Mr. Bitting's Agreement and General Release is qualified in its entirety by the actual terms of the agreement CompX filed as Exhibit 10.13 to its Annual Report on Form 10-K for the Year Ended December 31, 2002.

(4) Mr. Halbert became an executive officer of CompX as of August 20, 2001. Effective January 1, 2003, Mr. Halbert became an employee of Contran and now provides executive officer services to CompX pursuant to the 2003 Contran ISA.

(5)      Mr. James became an executive officer of CompX as of August 31, 2002.

(6) Mr. Hagenbuch became an executive officer of CompX as of January 1, 2001 and resigned as an executive officer as of May 22, 2002.

(7) Mr. Bitting became an executive officer of CompX on March 19, 2001 and resigned as an executive officer on July 31, 2002.

(8) Mr. Dammers became the managing director of CompX's Dutch subsidiary, Thomas Regout Holding B.V. ("Thomas Regout"), on September 20, 1999, an executive officer of CompX on May 11, 2000 and ceased to serve as an executive officer of CompX on August 31, 2002. Thomas Regout paid Mr. Dammers his base salary, cash bonus and contributions to his retirement plan in euros for 2002 and Dutch guilders for 2001 and 2000. CompX reports these amounts in the table above in U.S. dollars based on the average exchange rates for 2002, 2001 and 2000 of (euro) 0.945 per US$1.00, NLG 2.46 per US$1.00 and NLG 2.38 per US$1.00, respectively.

(9) Mr. Dammers' other annual compensation includes the following amounts Thomas Regout paid for the benefit of Mr. Dammers.

                                                                             Supplemental
                                                                               Pension
                                                               Supplemental   Insurance
                                                                 Sickness      Premium
                                                                   and         Paid by
                                                   Automobile   Disability      Thomas      Relocation
           Named Executive Officer        Year    Expenses (a)  Insurance      Regout (b)    Expenses        Total
         ---------------------------     -------  ------------  ---------     ----------    ----------      -------
         Wouter J. Dammers                2002       $ 23,091      $ 14,310      $ 25,735   $       -0-     $ 63,136
                                          2001         18,089        11,252        23,805        81,301      134,447
                                          2000         15,796        10,224        20,546           -0-       46,566

         (a) Thomas Regout provides Mr. Dammers with an automobile that he may use for his private purposes. The amount disclosed is the total amount Thomas Regout pays for this automobile in the respective year and includes both business and private use for the automobile.

         (b) Thomas Regout pays two-thirds of the premium of Mr. Dammers' supplemental pension insurance. Mr. Dammers pays the balance of the premium. The amount disclosed is the portion of the premium Thomas Regout paid in the respective year. See "--Dammers Employment Agreement" for a description of Mr. Dammers' benefits under this supplemental pension insurance.

(10) These amounts represent Thomas Regout's contribution to the account of Wouter J. Dammers under its Employees Premium Savings Schedule.


         No Grants of Stock Options or Stock Appreciation Rights. Except for annual grants to each of its nonemployee directors of stock options exercisable for 2,000 shares of CompX Class A Common Stock, CompX did not grant any stock options or stock appreciation rights ("SARs") under the 1997 Plan during 2002.

         Stock Option Exercises and Holdings. The following table provides information, with respect to the named executive officers, concerning the amount the named executive officers realized in 2002 upon the exercise of stock options exercisable for CompX Class A Common Stock and the value of unexercised stock options exercisable for CompX Class A Common Stock the named executive officers held as of December 31, 2002. CompX has not granted any SARs.

                  AGGREGATE STOCK OPTION EXERCISES IN 2002 AND
                         DECEMBER 31, 2002 OPTION VALUES


                                                               Number of Shares
                                                                  Underlying               Value of Unexercised
                               Shares                       Unexercised Options at         In-the-Money Options
                             Acquired on                      December 31, 2002 (#)       at December 31, 2002 (1)
                              Exercise        Value       ----------------------------- ---------------------------
            Name                 (#)        Realized       Exercisable   Unexercisable   Exercisable   Unexercisable
---------------------------  ----------- ---------------- -------------  -------------- -------------  --------------

David A. Bowers                      -0-     $  -0-              45,000          50,000           -0-             -0-

Darryl R. Halbert                    -0-        -0-               2,000           8,000           -0-             -0-

Scott C. James                       -0-        -0-              15,000          23,000           -0-             -0-

Brent A. Hagenbuch                10,000     19,400 (2)             -0-             -0-           -0-             -0-

Stuart M. Bitting                    -0-        -0-                 -0-             -0-           -0-             -0-

Wouter J. Dammers                    -0-        -0-                 -0-          30,000           -0-             -0-

--------------------

(1) The aggregate amount is based on the difference between the exercise price of the individual stock options and the $8.37 per share closing sales price of the CompX Class A Common Stock as reported on the New York Stock Exchange Composite Tape on December 31, 2002.

(2) The amount realized is based on the difference between the last reported sales price per share of CompX Class A Common Stock on the date of exercise and the exercise price per share.

         Dammers Employment Agreement. Pursuant to an employment agreement dated August 30, 1999 between CompX and Wouter J. Dammers, CompX's Dutch subsidiary, Thomas Regout, employed Mr. Dammers as its managing director. The agreement provided Mr. Dammers a minimum gross annual salary of (euro) 145,210, including a holiday allowance, and participation in CompX's bonus system and the 1997 Plan. The agreement required CompX to pay two-thirds of the premiums for Mr. Dammers' supplemental pension insurance. Under the agreement, Thomas Regout provided Mr. Dammers with an automobile with a value of approximately (euro) 45,378 that he could use for his private purposes, supplemental sickness or disability insurance payments and certain other benefits. Mr. Dammers agreed to protect CompX's confidential information. The agreement entitles Thomas Regout to any patents arising from inventions that Mr. Dammers developed while employed with Thomas Regout and for a period of one year after his termination. Effective April 1, 2003, the Thomas Regout supervisory board and Mr. Dammers mutually agreed to terminate his employment relationship. Thomas Regout agreed to pay Mr. Dammers a severance package of 18 months of base pay and continue certain benefits for six months. Dutch law governs these agreements.

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table provides summary information required by SEC rules as of December 31, 2002 with respect to CompX's equity compensation plans under which CompX's equity securities may be issued to employees or nonemployees (such as directors, consultants, advisers, vendors, customers, suppliers and lenders) in exchange for consideration in the form of goods or services. The 1997 Plan, which has been approved by CompX's stockholders, is the only such CompX equity compensation plan.

                                         Column (A)                   Column (B)                   Column (C)
                                --------------------------  ----------------------------    ------------------------
                                                                                             Number of Securities
                                                                                            Remaining Available for
                                                                                             Future Issuance Under
                                Number of Securities to be    Weighted-Average Exercise    Equity Compensation Plans
                                  Issued Upon Exercise of       Price of Outstanding         (Excluding Securities
                                   Outstanding Options,               Options,                   Reflected in
        Plan Category               Warrants and Rights           Warrants and Rights              Column (A))
---------------------------     ---------------------------  ---------------------------     -----------------------

Equity  compensation  plans
approved     by    security
holders....................               764,000                      $17.01                       496,320

Equity  compensation  plans
not  approved  by  security
holders....................                   -0-                         -0-                           -0-

Total......................               764,000                      $17.01                       496,320

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires CompX's executive officers, directors and persons who own more than 10% of a registered class of CompX's equity securities to file reports of ownership with the SEC, the New York Stock Exchange, Inc. and CompX. Based solely on the review of the copies of such forms and representations by certain reporting persons, CompX believes that for 2002 its executive officers, directors and 10% stockholders complied with all applicable filing requirements under Section 16(a).

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2002, the MD&C Committee deliberated on certain CompX executive officer compensation. The MD&C Committee is currently comprised of Paul M. Bass, Jr. (chairman) and Ann Manix, both nonemployee directors of CompX.

            COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

         The MD&C Committee consists of individuals who are neither officers nor employees of CompX or its subsidiaries. The MD&C Committee reviews and approves certain compensation policies and practices related to CompX's executive officers and other employees, including stock-based compensation. See "Meetings and Committees of the Board of Directors - Management Development and Compensation Committee."

         CompX's executive compensation system generally consists of two primary components: salary and a discretionary incentive compensation award. Through the use of the foregoing, the MD&C Committee seeks to achieve a balanced compensation package that will attract and retain high quality key executives, appropriately reflect each such executive officer's individual performance, contributions, and general market value, and provide further incentives to the executive officers to maximize annual operating performance and long-term stockholder value.

Annual Salaries

         Annual base salaries for executive officers of CompX have been established on a position-by-position basis. The chief executive officer has the responsibility to conduct annual internal reviews of executive officer salary levels in an attempt to rank salary and job value to each position. The chief executive officer then makes recommendations on salaries, other than his own, to the MD&C Committee. The chairman of the board makes recommendations on the chief executive officer's salary to the MD&C Committee. The MD&C Committee reviews the recommendations regarding changes in salaries for executive officers. The MD&C Committee may take such action, including modifications to the recommendations, as it deems appropriate. The determinations of the MD&C Committee may be based on a variety of factors, including a subjective evaluation of past and potential future individual performance and contributions and alternative career opportunities that might be available to the executives. The MD&C Committee may also review compensation data from companies employing executives in positions similar to those whose salaries were being reviewed, as well as market conditions for executives in general with similar skills, responsibilities, background and performance levels, both inside and outside of CompX's businesses (such companies may include companies contained in the peer group index plotted on the Performance Graph following this report), and other companies with similar financial and business characteristics as CompX.

         In February 2002, the MD&C Committee approved executive officer salary increases for 2002, including the then chief executive officer, and four other executive officers. In May 2002, the chief executive officer resigned and in July 2002 the chief financial officer resigned. In August 2002, the MD&C committee increased the annual salary of two executive officers other than the chief executive officer. In each case, the MD&C Committee approved the annual base salary of the executive officer based on the recommendation of either the chairman of the board or the then current chief executive officer.

         The MD&C Committee based its actions regarding 2002 salaries primarily upon the chairman of the board's recommendation regarding the chief executive officer, the chief executive officer's recommendations regarding the other executive officers and the MD&C Committee members' general business knowledge. In 2002, no specific survey or study was utilized to make salary determinations. The chief executive officer's 2002 annual salary was not based on any specific measure of CompX's performance.

Annual Incentive Compensation

         In August 2002, the MD&C Committee determined that the amount of any annual incentive compensation to be paid to CompX's executive officers, including the chief executive officer, would be awarded on a year-end discretionary evaluation of each such officer's performance, attitude and potential, rather than achieved operating income. Accordingly, the MD&C Committee awarded 2002 incentive compensation to CompX's executive officers based on a discretionary evaluation of each such officer's performance, attitude and potential. The MD&C Committee based its actions regarding 2002 incentive compensation primarily upon the chairman of the board's recommendation regarding the chief executive officer, the chief executive officer's recommendations regarding the other executive officers and the MD&C Committee members' general business knowledge. No specific overall performance measures were utilized and there is no specific relationship between overall performance measures and an executive's incentive compensation. Additionally, there is no specific weighing of factors considered in the determination of incentive compensation paid to executive officers.

         The 2002 discretionary bonuses the named executive officers received are disclosed in the bonus column in the Summary Compensation Table set forth above.

Defined Contribution Plans

         The MD&C Committee also reviews and approves CompX's discretionary annual contributions to the CAP Plan, a profit sharing defined contribution plan, and the CompX 401(k) Plan. Participants of these plans are employees of certain of CompX's domestic operations. Under the CAP Plan for the 2002 plan year, the MD&C Committee approved a contribution of 7.25% of 2002 earnings before taxes of CompX's National and Timberline divisions and similar contributions for other participants, subject to certain limitations under the Internal Revenue Code of 1986, as amended (the "Code"). Under the CompX 401(k) Plan for the 2002 plan year, the MD&C Committee approved matching contributions based on each participant's business unit that ranged between 27% to 100% of the such employee's contribution, subject to certain limitations under the CompX 401(k) Plan and the Code. Certain of the named executive officers received such contributions, which are disclosed in the all other compensation column in the Summary Compensation Table set forth above. For the 2002 plan year, the MD&C committee approved contributions to the CAP Plan and the CompX 401(k) Plan in an aggregate amount of approximately $1.2 million, subject to certain limitations of the Code and the respective plans.

Tax Code Limitation on Executive Compensation Deductions

         In 1993, Congress amended the Code to impose a $1.0 million deduction limit on compensation paid to the chief executive officer and the four other most highly compensated executive officers of public companies, subject to certain transition rules and exceptions for compensation received pursuant to non-discretionary performance-based plans approved by such company's shareholders. It is CompX's general policy to structure the performance-based portion of the compensation of its executive officers in a manner that permits CompX to deduct fully such compensation.

         The following members of the MD&C Committee submit the foregoing report:

        Paul M. Bass, Jr.                           Ann Manix
        Chairman of the MD&C Committee              Member of the MD&C Committee

                                PERFORMANCE GRAPH

         Set forth below is a line graph comparing the yearly change in the cumulative total stockholder return on CompX Class A Common Stock against the cumulative total return of the Russell 2000 Stock Index and a self-selected peer group of companies index for the period commencing March 6, 1998 (the date upon which CompX first registered with the SEC the CompX Class A Common Stock under
Section 12 of the Exchange Act) and ending December 31, 2002. The self-selected peer group index is comprised of Bush Industries, Inc., Herman Miller, Inc., HON Industries Inc., Interface, Inc., Knape & Vogt Manufacturing Company, Leggett & Platt, Incorporated and Steelcase Inc. The graph shows the value at December 31, 2002 assuming an original investment of $100 and reinvestment of cash dividends and other distributions to stockholders.

         Comparison of Cumulative Return Among CompX International Inc.
                              Class A Common Stock,
           the Russell 2000 Index and a Self-Selected Peer Group Index

                         [PERFORMANCE GRAPH GOES HERE]


                                                                             December 31,
                                      March 6     -----------------------------------------------------------------
                                        1998          1998         1999          2000          2001          2002
                                    ------------  -----------  ------------  ------------  ------------    --------

CompX International Inc........          $100          $132        $  93         $  46         $  70           $48

Russell 2000 Index.............           100            92          111           108           111            88

Self-Selected Peer Group Index.
                                          100            70           64            68            73            68

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

         Relationships with Related Parties. As set forth under the caption "Security Ownership," Harold C. Simmons, through Contran, may be deemed to control CompX. CompX and other entities that may be deemed to be controlled by or affiliated with Mr. Simmons sometimes engage in (a) intercorporate transactions such as guarantees, management and expense sharing arrangements, shared fee arrangements, tax sharing agreements, joint ventures, partnerships, loans, options, advances of funds on open account and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties and (b) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of a publicly held equity interest in another related party. CompX continuously considers, reviews and evaluates and understands that Contran and related entities consider, review and evaluate transactions of the type described above. Depending upon the business, tax and other objectives then relevant, it is possible that CompX might be a party to one or more of such transactions in the future. In connection with these activities CompX may consider issuing additional equity securities or incurring additional indebtedness. CompX's acquisition activities may in the future include participation in the acquisition or restructuring activities conducted by other companies that may be deemed to be controlled by Mr. Simmons. It is the policy of CompX to engage in transactions with related parties on terms, in the opinion of CompX, no less favorable to CompX than could be obtained from unrelated parties.

         No specific procedures are in place that govern the treatment of transactions among CompX and its related entities, although such entities may implement specific procedures as appropriate for particular transactions. In addition, under applicable principles of law, in the absence of stockholder ratification or approval by directors who may be deemed disinterested, transactions involving contracts among companies under common control must be fair to all companies involved. Furthermore, directors owe fiduciary duties of good faith and fair dealing to all stockholders of the companies for which they serve.

         Intercorporate Services Agreement and Rent. Under the Contran ISA, Contran renders or provides for certain management, financial, legal, tax and administrative services to CompX on a fee basis. Such fees are based upon estimates of time devoted to the affairs of CompX by the individual providers of such services and Contran's costs for providing such services. CompX paid Contran fees of approximately $1.66 million for services rendered under the Contran ISA in 2002. The Contran ISA automatically extends on a quarter-to-quarter basis, subject to termination by either party pursuant to written notice 30 days prior to a quarter-end, and may be amended by mutual agreement. In addition, CompX paid Valhi approximately $86,000 in rent for 2002 for use of a portion of Valhi's corporate office space as CompX's principal offices.

         Insurance Matters. Tall Pines Insurance Company ("Tall Pines"), Valmont and EWI RE, Inc. ("EWI") provide for or broker certain of CompX's insurance policies. Tall Pines is an indirect wholly owned captive insurance company of Valhi. Valmont is a wholly owned captive insurance company of Valhi. Parties related to Harold C. Simmons own all of the outstanding shares of EWI. Through December 31, 2000, a son-in-law of Harold C. Simmons managed the operations of EWI. Subsequent to December 31, 2000, pursuant to an amended agreement that may be terminated upon 90 days written notice by either party, this son-in-law provides advisory services to EWI as requested by EWI, for which the son-in-law is paid $11,875 per month and receives certain benefits under EWI's benefit plans. Since March 2003, such son-in-law also serves as EWI's chairman of the board.

         Consistent with insurance industry practices, Tall Pines, Valmont and EWI receive commissions from insurance and reinsurance underwriters for the policies that they provide or broker. During 2002, CompX and its subsidiaries paid approximately $1.1 million for policies provided or brokered by Tall Pines, Valmont and/or EWI. These amounts principally included payments for reinsurance and insurance premiums paid to unrelated third parties, but also included commissions paid to Tall Pines, Valmont and EWI. In CompX's opinion, the amounts that CompX and its subsidiaries paid for these insurance policies are reasonable and similar to those they could have obtained through unrelated insurance companies and/or brokers. CompX expects that these relationships with Tall Pines, Valmont and EWI will continue in 2003.

         Law Firm Relationship. Contran and its affiliates, including CompX, engaged and paid in 2002 to Rogers & Hardin, LLP, a law firm of which CompX's director Edward J. Hardin is a partner, in the aggregate approximately $275,000 in fees for services Rogers & Hardin LLP rendered to such entities. The aggregate amount paid includes approximately $1,400 in fees that CompX paid in 2002 to Rogers & Hardin, LLP for services rendered to CompX. CompX presently expects, and understands that Contran and its other affiliates presently expect, to continue their relationship with Rogers & Hardin LLP in 2003.

                           INDEPENDENT AUDITOR MATTERS

         Independent Auditors. The firm of PricewaterhouseCoopers LLP ("PwC") served as CompX's independent auditors for the year ended December 31, 2002. CompX's audit committee has appointed PwC to review CompX's quarterly unaudited consolidated financial statements to be included in its Quarterly Reports on Form 10-Q for the first three quarters of 2003. CompX expects PwC will be considered for appointment to audit CompX's annual consolidated financial statements for the year ending December 31, 2003. Representatives of PwC are not expected to attend the Meeting.

         Audit Committee Report. The audit committee of the Board of Directors is composed of four directors, all of whom are independent within the meaning of New York Stock Exchange current listing standards. The audit committee operates under a written charter the Board of Directors adopted, a copy of which was attached as Exhibit A to CompX's proxy statement for its 2001 annual meeting of stockholders. CompX's management is responsible for preparing CompX's consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. CompX's independent auditors are responsible for auditing CompX's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America. The audit committee serves as an independent and objective party to review CompX's auditing, accounting and financial reporting processes.

         The  audit  committee  has  reviewed  and  discussed   CompX's  audited
consolidated financial statements for the year ended December 31, 2002 with CompX's management and independent auditors. The audit committee discussed with the independent auditors the matters required by Statement on Auditing Standards ("SAS") No. 61 (Communication with Audit Committees) and SAS No. 90 (Audit Committee Communications), received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors their independence. The audit committee also considered whether the independent auditors' provision of non-audit services to CompX and its subsidiaries is compatible with such auditors' independence. Additionally, the audit committee discussed with CompX's management and the independent auditors such other matters as the committee deemed appropriate. Based on the audit committee's review of CompX's audited consolidated financial statements and the audit committee's discussions with CompX's management and independent auditors, the audit committee recommended to the Board of Directors that CompX's audited consolidated financial statements for the year ended December 31, 2002 be included in CompX's Annual Report on Form 10-K for the year ended December 31, 2002, which has been filed with the SEC.

Edward J. Hardin                                   Keith R. Coogan
Chairman of the Audit Committee                    Member of the Audit Committee

Paul M. Bass, Jr.                                  Ann Manix
Member of the Audit Committee                      Member of the Audit Committee

         Fees Paid to PwC. The SEC recently adopted new disclosure rules applicable to the independent auditor fee information effective May 6, 2003 pursuant to the Sarbanes-Oxley Act of 2002. CompX has decided to provide disclosure in accordance with certain of these rules in advance of the effective date. The following table shows the aggregate fees PwC has billed or is expected to bill to CompX and its subsidiaries for services rendered for 2001 and 2002.

             Type of Fees                    2001         2002
-------------------------------------    -----------    --------

Audit Fees (1).......................      $216,443     $273,086
Audit-Related Fees (2)...............        87,377       53,192
Tax Fees (3).........................        21,591       54,632
All Other Fees (4)...................           -0-       10,680
                                           --------     --------

Total................................      $325,411     $391,590
                                            =======      =======

--------------------

(1)      Fees for the following services:

         (a) audits of CompX's consolidated year-end financials statements for each year;
         (b) reviews of the unaudited quarterly financial statements appearing in CompX's Forms 10-Q for each of the first three quarters of each year;
         (c) normally provided statutory or regulatory filings or engagements for each year; and
         (d) the estimated out-of-pocket costs PwC incurred in providing all of such services for which CompX reimburses PwC.

(2)      Fees for employee benefit plan audits.

(3)      Fees for tax compliance, tax advice and tax planning services.

(4) Fees for all services not described in the other categories. CompX did not pay any fees for financial information systems design or implementation of such systems. For 2002, the disclosed fees include consulting and software services.

                                  OTHER MATTERS

         The Board of Directors knows of no other business that will be presented for consideration at the Meeting. If any other matters properly come before the Meeting, the persons designated as agents in the enclosed proxy card or voting instruction form will vote on such matters in accordance with their reasonable judgment.

                STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

         Stockholders may submit proposals on matters appropriate for stockholder action at CompX's annual stockholder meetings, consistent with rules adopted by the SEC. CompX must receive such proposals not later than December 10, 2003 to be considered for inclusion in the proxy statement and form of proxy card relating to the Annual Meeting of Stockholders in 2004. CompX's bylaws require that the proposal must set forth a brief description of the proposal, the name and address of the proposing stockholder as they appear on CompX's books, the number of shares of CompX Common Stock the stockholder holds and any material interest the stockholder has in the proposal.

         Since CompX does not have a standing nominating committee of its Board of Directors, the Board of Directors will consider the director nominee recommendations of CompX stockholders. CompX's bylaws require that a nomination set forth the name and address of the nominating stockholder, a representation that the stockholder will be a stockholder of record entitled to vote at the annual stockholder meeting and intends to appear in person or by proxy at the meeting to nominate the nominee, a description of all arrangements or understandings between the stockholder and the nominee (or other persons pursuant to which the nomination is to be made), such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and the consent of the nominee to serve as a CompX director if elected.

         For proposals or director nominations to be brought at the 2004 Annual Meeting of Stockholders but not included in the proxy statement for such meeting, CompX's bylaws require that the proposal or nomination must be delivered or mailed to the principal executive offices of CompX no later than forty-five days prior to the earlier of the date (as if in the current year) on which notice of the date of the last annual meeting was mailed or public disclosure of the date of the meeting was made. Proposals and nominations should be addressed to: Corporate Secretary, CompX International Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. 2002 ANNUAL REPORT ON FORM 10-K

         A copy of CompX's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the SEC, is included as part of the annual report mailed to CompX's stockholders with this proxy statement.

                                ADDITIONAL COPIES

         Pursuant to an SEC rule concerning the delivery of annual reports and proxy statements, a single set of these reports may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. Certain beneficial stockholders who share a single address may have received a notice that only one annual report and proxy statement would be sent to that address unless a stockholder at that address gave contrary instructions. If, at any time, a stockholder who holds shares through a broker no longer wishes to participate in householding and would prefer to receive a separate proxy statement and related materials, or if such stockholder currently receives multiple copies of the proxy statement and related materials at his or her address and would like to request householding of CompX communications, the stockholder should notify his or her broker. Additionally, CompX will promptly deliver a separate copy of CompX's 2002 annual report or this proxy statement to any stockholder at a shared address to which a single copy of such documents was delivered, upon the written or oral request of the stockholder.

         To obtain copies of CompX's 2002 annual report or this proxy statement without charge, please mail your request to A. Andrew R. Louis, Corporate Secretary, at CompX International Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697, or call him at 972.233.1700.

                                        COMPX INTERNATIONAL INC.




                                        Dallas, Texas
                                        March 31, 2003

                            COMPX INTERNATIONAL INC.
                              THREE LINCOLN CENTRE
                          5430 LBJ FREEWAY, SUITE 1700
                            DALLAS, TEXAS 75240-2697

------------------------------------------------------------------------------
Proxy - CompX International Inc.
------------------------------------------------------------------------------

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMPX INTERNATIONAL INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 19, 2003


The undersigned hereby appoints David A. Bowers, Darryl R. Halbert and A. Andrew
R. Louis, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2003 Annual Meeting of Stockholders (the "Meeting") of CompX International Inc., a Delaware corporation ("CompX"), to be held at CompX's corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas on Monday, May 19, 2003, at 1:30 p.m. (local time), and at any adjournment or postponement of the Meeting, all of the shares of class A and class B common stock, par value $0.01 per share, of CompX standing in the name of the undersigned or that the undersigned may be entitled to vote on the proposals set forth, and in the manner directed, on this proxy card.


            THIS PROXY MAY BE REVOKED AS SET FORTH IN THE COMPX PROXY
                  STATEMENT THAT ACCOMPANIED THIS PROXY CARD.

The proxies, if this card is properly executed, will vote in the manner directed on this card. If no direction is made, the proxies will vote "FOR" all nominees named on the reverse side of this card for election as directors and, to the extent allowed by the federal securities laws, in the discretion of the proxies as to all other matters that may properly come before the Meeting and any adjournment or postponement thereof.

  PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
                                SEE REVERSE SIDE.

CompX International Inc.

[Name]
[Address]


[   ] Mark this box with an X if you have made changes to your name or address details above.

-------------------------------------------------------------------------------
Annual Meeting Proxy Card
-------------------------------------------------------------------------------
A.       Election of Directors

1.       The board of directors recommends a vote FOR the listed nominees.

                                       For                      Withhold
01  Paul M. Bass, Jr.                  [  ]                       [  ]
02  David A. Bowers                    [  ]                       [  ]
03  Keith R. Coogan                    [  ]                       [  ]
04  Edward J. Hardin                   [  ]                       [  ]
05  Ann Manix                          [  ]                       [  ]
06  Glenn R. Simmons                   [  ]                       [  ]
07  Steven L. Watson                   [  ]                       [  ]

B.       Other Matters

The board of directors recommends a vote FOR the following proposal.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof.

         [ ] FOR                   [ ] AGAINST                    [ ] ABSTAIN

C. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as the name that appears on this card. Joint owners should each sign. When signing other than in an individual capacity, please fully describe such capacity. Each signatory hereby revokes all proxies heretofore given to vote at said Meeting and any adjournment or postponement thereof.

Signature 1 -              Signature 2 -            Date (mm/dd/yyyy)
Please keep signature      Please keep signature
within box                 within box


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